DISTANCE VOTING BALLOT

Extraordinary General Meeting (EGM) - OI S.A. to be held on 09/17/2020

Shareholder's Name
Shareholder's CNPJ or CPF
E-mail

Instructions on how to cast your vote

This Remote Voting Bulletin refers to the Extraordinary shareholders' Meeting of Oi S.A. – In Judicial Reorganization ("Company") to be held on Septmeber 17, 2020, at 11 a.m., ("Meeting" or "EGM"), and it must be filled if the shareholder chooses to exercise its remote voting right, under article 121, sole paragraph, of Law No. 6,404/1976 ("Corporate Law") and CVM Ruling No. 481/2009 ("ICVM 481").

If the shareholder wishes to exercise its remote voting right, it shall fill the fields above with its full name (or corporate name) and number of its Enrollment with the Ministry of Finance, whether it is a legal entity (CNPJ) or an individual (CPF), in addition to an e-mail address for contact.

In addition, in order for this voting bulletin to be considered valid and the votes rendered herein to be accounted for the quorum of the General Meeting:

- all fields below must be properly filled out;
- all pages must be initiated;
- at the end, the shareholder or its legal representative(s), as the case may be and under the legislation in force, shall sign the bulletin.

On an exceptional basis, the Company shall waive the compliance with notarization, authentication, apostille and sworn translation formalities for the said documents.

The shareholders who choose to exercise their voting right through Remote Voting Bulletin shall observe the other rules and formalities described in item 12.2 of the Company's Reference For (Rules, policies and practices related to general meetings), available at the CVM website (www.cvm.gov.br).

Instructions for sending your ballot, indicating the delivery process by sending it directly to the Company or through a qualified service provider

The shareholder who chooses to exercise its remote voting right may: (i) fill and send this bulletin directly to the Company; or (ii) send filling instructions to able service providers, according to the instructions below:

1. Exercise a vote through service providers – Remote voting system:

The shareholder who chooses to exercise its remote voting right through service providers shall send its voting instructions to the respective custody agents, observing the rules determined thereby. In order to do so, the shareholders shall contact their custody agents and verify the procedures established thereby to issue voting instructions through bulletin, and the documents and information required thereby for such purpose.

It is worth mentioning that, as determined by CVM Ruling No. 481, the Central Depositary of B3, upon receiving voting instructions of shareholders through their respective custody agents, shall disregard any diverging instructions regarding a single resolution that have been issued by the same CPF or CNPJ enrollment number.

2. Submission of bulletin by the shareholder directly to the Company:

The shareholder who chooses to exercise its participation and remote voting right through submission of bulletin directly to the Company, shall send the following documents to the Investors' Relations Executive Office of the Company:

(i) The bulletin, duly filled, initialed and signed; and

(ii) Copy of the following documents:

(a) For individuals, official and valid identification document, with photo, and the Individual Taxpayer's Register (CPF).

(b) For legal entities: (i) latest consolidated Bylaws or Articles of Association (as the case may be), along with any subsequent amendments that have not been consolidated; (ii) corporate documents that evidence the good standing of the shareholder's representation; and (iii) official and valid identification document, with photo, and the the Individual Taxpayer's Register (CPF) of the legal representative of the shareholder.

(c) For investment funds: (i) latest consolidated Rules of the Investment Fund, along with any subsequent amendments that have not been consolidated; (ii) latest consolidated Bylaws or Articles of Association (as the case may be) of the administrator or manager (as the case may be, observing the voting policy of the investment fund), along with any subsequent amendments that have not been consolidated; (iii) corporate documents that evidence the good standing of the representation of the administrator or manager and the shareholder (as the case may be); and (iv)

official and valid identification document, with photo, and the Individual Taxpayer's Register (CPF) of the legal representative of the administrator or manager (as the case may be) and the shareholder, with photo.

Regarding the documents indicated in items (i) and (ii) above, the Company requests, as the case may be, translated into Portuguese.

The aforementioned documents shall be delivered by September 10, 2020, at Rua Humberto de Campos, No. 425, 8th floor, Leblon, CEP [Zip Code] 22430-190, City or State of Rio de Janeiro or, on an exceptional basis, due to Covid-19 pandemic, electronically submitted, digitalized in pdf format, to the electronic address invest@oi.net.br.

The Distance Voting Bulletin shall, along with the required documents, be considered as valid only if received by the Company, in full order, within the aforementioned deadline. Bulletins received by the Company after that period shall be disregarded.

As provided in article 21-U of CVM Ruling No. 481/2009 ("ICVM 481"), the Company will communicate to the shareholder, through e-mail address informed in the remote voting bulletin, if the documents received are sufficient for the vote to be considered valid or the procedures and terms for any rectification or resubmission, if necessary.

The shareholder participating in the fungible custody of B3 shares who chooses to exercise its remote voting right through submission of bulletin directly to the Company shall also submit an updated statement of its shareholding position issued by the custodian institution (namely, the statement issued by BM&FBOVESPA). In addition, without prejudice to any interest verification that the Company usually performs in its General Meeting, according to the updated interest records of its shareholder base available to the Company, the shareholder shall inform the Company, through electronic address invest@oi.net.br, regarding any movement with the shares held thereby between the base date for such statement and the date of the respective General Meeting, along with the proofs of such movements.

Postal and e-mail address to send the distance voting ballot, if the shareholder chooses to deliver the document directly to the company

Investors' Relations Executive Office of the Company (in the City and State of Rio de Janeiro, at Rua Humberto de Campos, nº 425, 7º andar, Leblon, CEP 22430-190)
invest@oi.net.br

Indication of the institution hired by the company to provide the registrar service of securities, with name, physical and electronic address, contact person and phone number

Bookkeeping Agent: Banco do Brasil S.A.
Phone: (21) 3808-3715

The shareholder may send remote voting instructions upon delivery of the voting bulletin in one of the branches of Banco do Brasil S.A. with certified copies of the identification documents: a) individual: identity card, proof of address issued less than 90 days before; b) legal entities/investment funds: bylaws/articles of association/rules, documentation that proves the representation and identity card of the representative; and c) shareholders with tax address abroad: additionally, documents that prove the origin of the funds will be required according to CMN Resolution No. 4,373 or Law No. 4,131 and other related laws.

Resolutions concerning the Extraordinary General Meeting (EGM)

Simple Resolution

1. Amendment to article 64 of the Company's Bylaws

[ ] Approve [ ] Reject [ ] Abstain

Election of the board of directors by single group of candidates

Chapa da Proposta da Administração

Eleazar de Carvalho Filho
Henrique José Fernandes Luz
José Mauro Mettrau Carneiro da Cunha
Marcos Bastos Rocha
Marcos Grodetzky
Maria Helena dos Santos Fernandes de Santana
Paulino do Rego Barros Jr
Roger Solé Rafols

Roger Solé Rafols
Wallim Cruz de Vasconcellos Junior
Claudia Quintella Woods
Armando Lins Netto

2. Indication of all nominees that integrate the slate (votes indicated on this field will be disconsidered in case the shareholder with voting rights also fills the fields for separate election of the members of the board of directors and also if the separate election regaring these fields occur) - Chapa da Proposta da Administração

[ ] Approve [ ] Reject [ ] Abstain

3. In case one of the running candidates fails to compose, can the votes regarding your shares still be attributed the chosen slate?

[ ] Yes [ ] No [ ] Abstain

4. In case of the adoption of multiple voting, should the votes regarding your shares be equally distributed in percentages for all the members of the slate you have chosen? [In case the shareholder chooses to abstain and the election occurs by the multiple voting process, his vote must be counted as an abstention in the respective resolution.]

[ ] Yes [ ] No [ ] Abstain

5. Screening of all candidates that compose the slate for the indication of the % (percentage) of votes to be attributed

Eleazar de Carvalho Filho [ ] %

Henrique José Fernandes Luz [ ] %

José Mauro Mettrau Carneiro da Cunha [ ] %

Marcos Bastos Rocha [ ] %

Marcos Grodetzky [ ] %

Maria Helena dos Santos Fernandes de Santana [ ] %

Paulino do Rego Barros Jr [ ] %

Roger Solé Rafols [ ] %

Wallim Cruz de Vasconcellos Junior [ ] %

Claudia Quintella Woods [ ] %

Armando Lins Netto [ ] %

Simple Question

6. Do you want to request the adoption of multiple voting process for the election of the Board of Directors, pursuant the provisions of Article 141 of Law No. 6,404/76?

[ ] Yes [ ] No [ ] Abstain

Simple Question

7. In case the multiple voting process is adopted, if one or more candidates that comprise the

DISTANCE VOTING BALLOT

Extraordinary General Meeting (EGM) - OI S.A. to be held on 09/17/2020

7. In case the multiple voting process is adopted, if one or more candidates that comprise the slate ceases to be part of it, the votes corresponding to your shares should be distributed in equal percentages to the remaining members of the slate you have chosen?

[ ] Yes [ ] No [ ] Abstain

City :____

Date :____

Signature :____

Shareholder's Name :__________________________________

Phone Number :______________________________________